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                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into this 30th day of June, 2004 (the "Effective Date"), by and between ASIA NETCOM CORPORATION LIMITED, a company formed and validly existing under the laws of Bermuda ("Asia Netcom") and EAST ASIA NETCOM LTD., a company formed and validly existing under the laws of the Bermuda ("EAN Network"). Asia Netcom and EAN Network are sometimes hereinafter referred to as individually a "Party" and collectively, the "Parties".

      WHEREAS, Asia Netcom and EAN Network and their respective Subsidiaries are currently wholly-owned indirect Subsidiaries of CNC-BVI;

      WHEREAS, it is contemplated that an initial public offering will be made of a portion of the capital stock of Asia Netcom's parent company, China Netcom Corporation (Hong Kong) Limited, resulting in an indirect partial public ownership of Asia Netcom;

      WHEREAS, Asia Netcom and its Subsidiaries currently provides certain services to EAN Network and its Subsidiaries and Asia Netcom and its Subsidiaries and EAN Network and its Subsidiaries both desire for Asia Netcom and its Subsidiaries to continue to provide such services to EAN Network and its Subsidiaries following the initial public offering; and

      WHEREAS, Asia Netcom and EAN Network desire to enter into this Agreement (for and on behalf of themselves and their respective Subsidiaries) to set forth the roles and responsibilities of the Parties and their respective Subsidiaries with regard to the foregoing.

      NOW THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.1 Definitions.

                  1.1.1 "CNC BVI" shall mean China Netcom Holdings (BVI) Limited, the ultimate parent company of both EAN Network and Asia Netcom.

                  1.1.2 "Fees" shall individually mean any of the Category 1 Fees, the Category 2 Fees or the Category 3 Fees and shall collectively mean all of them.

                  1.1.3 "Governmental Authority" shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and similar governmental authority.

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                  1.1.4 "Interest Rate" shall mean the interest rate then in effect for inter-company balances under the Transfer Pricing Policy.

                  1.1.5 "Laws and Regulations" shall mean all applicable laws, codes, ordinances, rules, restrictions, regulations and orders of any federal, state, regional or any local government (including those resulting from the initiative or referendum process) and judicial or administrative orders and decrees which are in effect as of the Effective Date or any time thereafter during the Term.

                  1.1.6 "Regulatory Approvals" shall mean all local, regional, national state and federal agreements, studies, findings, permits, approvals, certifications, licenses and other authorizations required to be obtained or completed under applicable Laws and Regulations prior to undertaking any particular activity contemplated by this Agreement.

                  1.1.7 "Services" shall have the meaning ascribed to it in
Section 2.1.1 hereof.

                  1.1.8 "Subsidiary" shall mean, with respect to any Person, any other entity, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

                  1.1.9 "Term" shall have the meaning ascribed to it in Section 9.1.

                  1.1.10 "Transfer Pricing Policy" shall mean the transfer pricing policy of CNC BVI respecting the provision of goods, services and intellectual property among its Subsidiaries. This policy may be modified from time to time by CNC BVI, but shall in all cases provide for a fair, arms' length price for such goods, services and property, and shall at all times comply with both the Organization for Economic Cooperation and Development Guidelines for Multinational Enterprises and Tax Administrations and U.S. Internal Revenue Code rules for transfer pricing.

      Section 1.2 Interpretation.

                  1.2.1 The headings in this Agreement are for convenience only and shall not affect its interpretation.

                  1.2.2 In this Agreement, unless the context otherwise requires, the singular shall include the plural and vice versa and reference to a gender shall include the other genders.

                  1.2.3 The Service Schedules to this Agreement form a part of this Agreement and any reference therein to this Agreement is a reference to this Agreement and the said Service Schedule.

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                  1.2.4 Any reference herein to an Article, Articles, Section or
Sections is a reference to the referenced Article, Articles, Section or Sections of this Agreement unless otherwise specifically provided.

                  1.2.5 Any reference to an entity herein includes such entity's successors in title and permitted assigns.

                                    ARTICLE 2
                                    SERVICES

      Section 2.1 Service Schedules.

                  2.1.1 Service Schedules 1 through 8 attached hereto and made a part of this Agreement describe the services to be provided by Asia Netcom and its Subsidiaries to EAN Network and its Subsidiaries (the "Services"). The Parties have made a good faith effort as of the date hereof to identify each Service to be provided hereunder and to describe such Service on the relevant Service Schedules as completely and accurately as possible. In the event that any Service Schedule is incomplete or inaccurate, the Parties agree to use good faith efforts to modify such Service Schedule to describe such Service completely and accurately.

                  2.1.2 From time to time, the Parties may also identify additional Services that they wish to incorporate into this Agreement. In such circumstances, the Parties agree to create additional Service Schedules describing such Services, the Fees for such Services and any other terms and conditions applicable thereto.

                  2.1.3 In the event certain terms that are specifically set forth in the Service Schedule attached hereto conflict with the terms set forth in this Agreement, the conflicting terms set forth in the Service Schedule shall govern in all cases with respect to that particular Service.

      Section 2.2 Independent Contractors. Asia Netcom and its Subsidiaries will provide the Services either through their own resources or by contracting with independent contractors in accordance with this Section 2.2. To the extent that Asia Netcom or any of its Subsidiaries decides to provide a Service to EAN Network or of any its respective Subsidiary through an independent contractor, Asia Netcom (for and on behalf of itself or its Subsidiary) shall notify and consult with EAN Network (for and on behalf of itself or its Subsidiary) prior to contracting with such independent contractor; provided however, that the final decision to use an independent contractor for a particular Service shall be within the sole and absolute discretion of Asia Netcom (for and on behalf of itself or its Subsidiary).

      Section 2.3 Standard of Care. In providing the Services hereunder, each of Asia Netcom and its Subsidiaries will exercise the same degree of care as it has historically exercised in providing such Services prior to the date hereof, including without limitation at least the same level of quality, responsiveness and timeliness as has been exercised by Asia Netcom and its Subsidiaries with respect to such Services.

      Section 2.4 Records. Each of Asia Netcom and its Subsidiaries shall keep full and detailed records dealing with all aspects of the Services performed by it

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hereunder (including time sheets if required under a particular Service
Schedule) (hereafter the "Records") and Asia Netcom (for and on behalf of itself and its Subsidiaries) shall:

                  2.4.1 provide access to the Records to EAN Network and its Subsidiaries at all reasonable times; and

                  2.4.2 shall maintain the Records in accordance with good record management practices and with at least the same degree of completeness and care as it maintains for its other similar business interests.

                                    ARTICLE 3
                                      FEES

      Section 3.1 General. EAN Network (for and on behalf of itself and its Subsidiaries) shall pay to Asia Netcom (for and on behalf of itself and its Subsidiaries) the quarterly fee for each Service indicated on the attached Service Schedule describing such Service, which shall be one of the following:

                  3.1.1 "Category 1 Fees" shall be the lesser of:

                  (a) the amount of the aggregate expenditures of Asia Netcom and its Subsidiaries incurred with respect to their employees performing the Service including without limitation salaries, fringe benefits and executive compensation benefits (if applicable) (the "Employee Costs") determined as the sum of (x) the product of (A) the quotient of the time recorded by such employees in performing the Service as evidenced by employee time sheets divided by the total time recorded by such employees on such employee time sheets multiplied (B) by the total Employee Costs for all such employees plus (y) a management fee equal to five percent (5%) of the aggregate amount calculated pursuant the subparagraph (x); or

                  (b) the amount of a valid bona-fide third party quote for the Service that is received by EAN Network and provided to Asia Netcom prior to the beginning of the year in which Asia Netcom shall provide such Service to EAN Network.

                  3.1.2 "Category 2 Fees" shall be the lesser of:

                  (a) the amount determined as the sum of (x) the aggregate depreciation or amortization reported by Asia Netcom and its Subsidiaries for equipment and software used by the employees performing the Service plus (y) the pro rata portion of the license and maintenance fees payable by Asia Netcom for equipment and software used by employees performing the Service; or

                  (b) the amount of a valid bona-fide third party quote for the Service that is received by EAN Network and provided to Asia Netcom prior to the beginning of the year in which Asia Netcom shall provide such Service to EAN Network.

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                  3.1.3 "Category 3 Fees" shall be the amount required to
reimburse all payments made by Asia Netcom and its Subsidiaries on behalf of EAN Network and its Subsidiaries in performing the Service.

The Fees constitute full compensation to Asia Netcom and its Subsidiaries for all charges, costs and expenses incurred by Asia Netcom and its Subsidiaries on behalf of EAN Network and its Subsidiaries in providing the Services, unless otherwise specifically provided in the Service Schedules.

      Section 3.2 Payments.

                  3.2.1 The Fees set forth in Section 3.1 shall be invoiced by Asia Netcom (for and on behalf of itself and its Subsidiaries) quarterly on or about January 1, April 1, July 1 and October 1 of each calendar year and paid for by EAN Network (for and on behalf of itself and its Subsidiaries) in accordance with this Section 3.2.

                  3.2.2 EAN Network agrees that all invoices presented by Asia Netcom under this Agreement shall become due and payable thirty (30) days after the date of EAN Network's receipt of said invoice. Except as otherwise provided herein or as otherwise agreed upon between the Parties, all payments made by EAN Network hereunder shall be in U.S. Dollars. Any sums not paid by EAN Network when due and payable under this Section 3.2 shall bear interest at the Interest Rate from the due date for payment up to but not including the date that such sum is paid. Asia Netcom's invoices shall include, and EAN Network agrees to pay, all applicable taxes required to be collected by EAN Network (for and on behalf of itself and its respective Subsidiaries). The form of Asia Netcom's invoices shall comply with all applicable Laws and Regulations.

                  3.2.3 Notwithstanding anything herein to the contrary, with respect to the Services, EAN Network may notify Asia Netcom in writing of any bona-fide, good-faith dispute with the charges on an invoice within thirty (30) calendar days of receipt of the invoice. The notice shall include the reasons for and amount of the dispute. If the disputed amount does not exceed three percent (3%) of the invoiced amount in the statement, EAN Network shall pay the amount in full and not withhold any disputed amount. If the disputed amount exceeds three percent (3%) of the invoiced amount in the statement, EAN Network may withhold payment only on the amount properly disputed hereunder. Undisputed amounts shall be paid in accordance with the payment terms set forth in Section
3.2.2. The Parties agree to use their respective best efforts to resolve any dispute within thirty (30) calendar days after the receipt of the dispute notice. If the dispute is resolved in Asia Netcom's favor, any amounts to be paid by EAN Network shall be immediately due and payable and shall be subject to the Interest Rate charges from the due date of the disputed charges up to but not including the date of payment of such disputed charges. If the dispute is resolved in EAN Network's favor, any disputed amounts previously paid by EAN Network that are to be returned by the providing Party shall be paid in the form of a credit on EAN Network's first invoice following the dispute resolution date and shall be immediately due and payable and shall be subject to the Interest Rate charges from the due date of the disputed charges up to but not including the date of payment of such disputed charges. All amounts not timely and appropriately disputed shall be deemed final and not subject to further dispute. Notwithstanding anything herein to

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the contrary, EAN Network shall not withhold any disputed amounts while its account with Asia Netcom is delinquent.

                                    ARTICLE 4
                   THIRD PARTY AGREEMENTS; AUTHORITY AS AGENT

      Section 4.1 Third Party Agreements. To the extent that it is not practicable to have EAN Network or its respective Subsidiary as the contracting Party for any third party obligation contracted for by Asia Netcom and its Subsidiaries for the provision of Services on behalf of EAN Network or its respective Subsidiary, Asia Netcom or its respective Subsidiary shall use commercially reasonable efforts to cause all such third party contracts to extend to and be enforceable by EAN Network or such respective Subsidiary. If such contracts are not extendable and enforceable, Asia Netcom or its respective Subsidiary shall act as agent for EAN Network or its respective Subsidiary pursuant to Section 6.2 with respect to such contracts including without limitation in the pursuit of any claims, issues, demands or actions against such third party provider at EAN Network's expense; provided that EAN Network or its respective Subsidiary will indemnify Asia Netcom or its respective Subsidiary for any liability under third party contracts arising directly out of the acts or omissions of EAN Network or any of its Subsidiaries.

      Section 4.2 Authority as Agent. Asia Netcom and its Subsidiaries are hereby authorized to act as agents for EAN Network and its Subsidiaries for the purpose of performing Services hereunder. EAN Network or its respective Subsidiary will execute and deliver to Asia Netcom or its respective Subsidiary any document or other evidence, which may be reasonably required by Asia Netcom or such respective Subsidiary to demonstrate to third parties the authority of Asia Netcom or such respective Subsidiary described in this Section 4.2; provided that neither Asia Netcom nor any of its Subsidiaries shall be so entitled to act as agent for EAN Network or its Subsidiaries under this Section
4.2 with respect to any third party agreement which would require EAN Network to pay (for and on behalf of itself or its Subsidiaries) an amount in excess of US$100,000 hereunder without the prior written consent of EAN Network.

                                    ARTICLE 5
                       INFORMATION; COOPERATION; CONSENTS

      Section 5.1 Information Regarding Services. Each Party shall make available to the other Party any information required or reasonably requested by the other Party (for and on behalf of itself or its Subsidiaries) regarding the performance of any Service and shall be responsible for timely providing that information and for the accuracy and completeness of that information; provided, however, that a Party shall not be liable for not providing any information that is subject to a confidentiality obligation owed by such Party or its respective Subsidiary to a Person other than an Subsidiary of such Party or the other Party. Asia Netcom and its Subsidiaries shall not be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from EAN Network or its respective Subsidiary, in each case that is required or reasonably requested regarding such Service.

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      Section 5.2 Cooperation. The Parties and their respective Subsidiaries will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation will include providing electronic access to systems used in connection with Services and using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each Party or its Subsidiaries to perform the obligations thereof. The Parties and their respective Subsidiaries will cooperate with each other in making such information available as needed in the event of any and all internal or external audits, whether in Hong Kong or any other country. If this Agreement is terminated in whole or in part, the Parties and their respective Subsidiaries will cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption to the business of both Parties, including the assignment or transfer of the rights and obligations under any contracts.

      Section 5.3 Further Assurances. Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

      Section 6.1 Representations and Warranties. Each Party (for and on behalf of itself and its respective Subsidiaries) represents and warrants that: (i) such Party and each of its respective Subsidiaries has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement; (ii) such Party and each of its respective Subsidiaries has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such Party (for and on behalf of itself and its Subsidiaries) in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and (iv) the execution of and performance under this Agreement by such Party (for and on behalf of itself and its Subsidiaries) shall not violate any applicable existing Laws and Regulations.

      Section 6.2 Covenants. Each Party covenants and agrees that its shall procure the performance of each of its respective Subsidiaries in accordance with the terms of this Agreement.

                                    ARTICLE 7
                             LIMITATION OF LIABILITY

      Notwithstanding any provision of this Agreement to the contrary, neither Party shall be liable to the other Party hereunder for any special, incidental, indirect, punitive or consequential damages, or damages for lost profits, lost income or lost revenue, whether foreseeable or not, arising out of, or in connection with the failure of such Party or its respective Subsidiaries to perform its respective obligations hereunder (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other Party or its respective Subsidiaries or any other cause

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whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims for which damages are hereby specifically waived. Nothing contained herein shall operate as a limitation on the right of either Party hereto or its respective Subsidiaries to bring an action for damages against any third Party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third Party.

                                   ARTICLE 8
                                 FORCE MAJEURE

      Except with respect to a Party's obligations to pay monies due hereunder, neither Party shall be in default under this Agreement if and to the extent that any failure or delay in the performance by such Party or any of its respective Subsidiaries of one or more of its obligations hereunder is caused by any of the following conditions, and the performance by such Party or any of its respective Subsidiaries of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, cable, conduit or other material failures, shortages or unavailability or other delay in delivery not resulting from the failure of the responsible Party or any of its respective Subsidiaries to timely place orders therefore; lack of or delay in transportation; Laws and Regulations; or any other cause beyond the reasonable control of such Party or its respective Subsidiaries (each a "Force Majeure Event"). The Party claiming relief under this Article (for and on behalf of itself or any of its respective Subsidiaries) shall notify the other Party in writing of the existence of the event relied on and the cessation or termination of said event.

                                   ARTICLE 9
                              TERM AND TERMINATION

      Section 9.1 Term. This Agreement shall be effective upon the Effective Date commencing on the Effective Date and shall continue in full force and effect for an initial period of three (3) years thereafter, to be extended thereafter by mutual agreement of the Parties (the "Term"). Any such extension is subject to the transactions contemplated under this Agreement complying with the relevant provisions of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited governing connected transactions at the time of the extension and that The Stock Exchange of Hong Kong Limited granting a waiver from the announcement and independent shareholders' approval requirements with respect to the transactions contemplated under this Agreement, where necessary.

      Section 9.2 Defaults; Limitations of Liability.

                  9.2.1 An "Event of Default" exists under this Agreement upon the following events:

                  (c) subject to Section 3.2.3, a Party fails to comply with or perform any material term, provision, covenant, agreement, or obligation contained in this Agreement including, without limitation, payment of applicable charges and fees hereunder, and such failure is not cured or corrected within ten (10) business days, in the case of non-payment, and within thirty (30) days, in all other cases, from the date the non-defaulting party gives written notice of such default, or, with respect to

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defaults other than payment defaults, if such default is not capable of being cured within such thirty (30)-day period despite the exercise of diligent, commercially reasonable efforts, within such longer period necessary to effect a cure;

                  (d) a Party makes a general assignment for the benefit of its creditors, initiates a voluntary petition in bankruptcy or any petition or answer seeking, consenting to or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; or

                  (e) an involuntary petition in bankruptcy, other insolvency protection against a Party is filed and not dismissed within one hundred twenty
(120) days.

                  9.2.2 Upon the occurrence of an Event of Default either Party may terminate all or a portion of this Agreement following the delivery of written notice to the other Party specifying the scope of termination, which termination shall be effective on the date such notice is delivered or such other later date as specified in the notice or, subject to Article 7, pursue any of its other available legal and equitable remedies relating to such Event of Default, including an action for damages, specific performance and/or injunctive relief.

      Section 9.3 Termination Assistance Services. Asia Netcom agrees that, upon termination of this Agreement or any of the Schedules, Asia Netcom will cooperate in good faith with EAN Network to provide EAN Network (or its designee) with reasonable assistance to make an orderly transition from Asia Netcom to another supplier of the Services. Transition assistance services shall include the following:

                  9.3.1 developing a transition plan with assistance from EAN Network or its designee;

                  9.3.2 providing training to EAN Network personnel or its designee's personnel to perform Services; and

                  9.3.3 organizing and delivering to EAN Network records and documents necessary to allow continuation of the Services, including delivering such materials in electronic forms and versions as requested by EAN Network.

      Section 9.4 Termination For Convenience. Notwithstanding anything herein to the contrary, either Party (for and on behalf of itself and its Subsidiaries) may in its sole discretion terminate this Agreement upon thirty (30) days prior written notice to the other Party.

                                   ARTICLE 10
                                   ASSIGNMENT

      Section 10.1 Neither Party may assign, encumber or otherwise transfer this Agreement or any Service Schedule without the prior written consent of the other Party, provided that, however, Asia Netcom shall have the right, without EAN Network's consent, but with prior written notice to EAN Network, to assign, delegate or otherwise transfer this Agreement or any Service Schedule and any right or

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obligations arising thereunder to an Subsidiary. Any assignee or transferee shall continue to be subject to all of the provisions of this Agreement.

      Section 10.2 This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

                                   ARTICLE 11
                                CONFIDENTIALITY

      Section 11.1 The Parties agree (for and on behalf of themselves and their respective Subsidiaries) that if either Party or its respective Subsidiaries provides confidential or proprietary information to the other Party or its respective Subsidiaries ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving Party or its respective Subsidiary shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third Party. The Parties acknowledge and agree (for and on behalf of themselves and their respective Subsidiaries) that all information disclosed by either Party or its respective Subsidiaries to the other Party or its respective Subsidiaries in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that verbal information is indicated as being confidential or proprietary when given. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing Party or its respective Subsidiary, shall be used by the receiving Party or its respective Subsidiaries only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing Party or its respective Subsidiary or destroyed after the need of the receiving Party or its respective Subsidiaries for such information has expired or upon the request of the disclosing Party or its respective Subsidiary. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing Party or its respective Subsidiary.

      Section 11.2 The foregoing provisions of Section 11.1 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing Party; (ii) is required to be disclosed by a Law or Regulation; (iii) is independently developed by the receiving Party; or (iv) becomes available to the receiving Party without restriction from a third Party.

      Section 11.3 Notwithstanding Sections 11.1 and 11.2 either Party and its respective Subsidiaries may disclose Proprietary Information to its employees, agents, lenders, funding partners and legal and financial advisors and providers to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such Party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

      Section 11.4 Neither Party shall issue any public announcement or press release relating to the execution of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld.

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      Section 11.5 In the event either Party or its respective Subsidiaries shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each Party agrees to discuss and work cooperatively, in good faith, with the other Party, to protect, to the extent possible, those items or matters which the other Party or its respective Subsidiary deems confidential and which may, in accordance with applicable laws, be deleted therefrom.

      Section 11.6 The provisions of this Article 11 shall survive expiration or termination of this Agreement.

                                   ARTICLE 12
                               DISPUTE RESOLUTION

      If the Parties are unable to resolve any service, performance or budget issues or if there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach, the Chairman of the Board of Directors of EAN Network and the CFO of Asia Netcom, will meet promptly to review and resolve those issues in good faith.

                                   ARTICLE 13
                             CHOICE OF LAW AND FORUM

      This Agreement shall be governed and construed under and pursuant to the laws of Hong Kong Special Administrative Region. Any dispute arising under the terms hereof shall be heard only before courts of competent jurisdiction in Hong Kong S.A.R.

                                   ARTICLE 14
                                     NOTICES

      All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile with follow up next day commercial hand delivery, addressed as follows:

      IF TO ASIA NETCOM:

                         Asia Netcom Corporation Limited
                         46/F Cheung Kong Centre
                         2 Queen's Road, Central
                         Hong Kong SAR
                         Attn: General Counsel
                         Facsimile +852-2121-2819

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      IF TO EAN NETWORK:

                  East Asia Netcom Ltd.
                  c/o 46/F Cheung Kong Centre
                  2 Queen's Road, Central
                  Hong Kong SAR
                  Attn: General Counsel
                  Facsimile +852-2121-2819

or at such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by pre-paid, first class mail.

                                   ARTICLE 15
                                  MISCELLANEOUS

      Section 15.1 Entire Agreement; Amendment. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Schedules referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each Party.

      Section 15.2 Agency. The relationship between Asia Netcom and EAN Network and their respective Subsidiaries shall not be that of partners, agents, or joint venture partners, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between any of them for any purposes, including but not limited to tax purposes.

      Section 15.3 Severability. If any provision of this Agreement shall be declared invalid or unenforceable under applicable law, said provision shall be ineffective only to the extent of such declaration and shall not affect the remaining provisions of this Agreement. In the event that a material and fundamental provision of this Agreement is declared invalid or unenforceable under applicable law, the Parties shall negotiate in good faith respecting an amendment hereto which would preserve, to the fullest extent possible, the respective benefits and burdens imposed on each Party under this Agreement as originally executed.

      Section 15.4 Joint Work Product. The Parties acknowledge that this Agreement is the joint work product of the Parties. Accordingly, in the event of ambiguities in this Agreement, no inferences shall be drawn against either Party on the basis of authorship of this Agreement.

      Section 15.5 Waivers. The failure of either Party to insist on strict performance of any provision of this Agreement shall not be construed as a waiver of such provision in any other instance.

      Section 15.6 Exclusivity. This Agreement shall not be exclusive as to either Party and nothing herein shall prevent Asia Netcom or EAN Network from contracting with other parties to provide or receive services to or on behalf of Asia Netcom or EAN Network.

      Section 15.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ASIA NETCOM CORPORATION LIMITED              EAST ASIA NETCOM LTD.

By:________________________________          By:________________________________
Name:                                        Name:
Title:                                       Title:

               Signature Page to the Management Services Agreement

                               SERVICE SCHEDULE 1

                    GOVERNMENT AND CORPORATE AFFAIRS SERVICES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide government and corporate affairs services to EAN Network and its Subsidiaries in all jurisdictions where EAN Network and its Subsidiaries do business. Such Services will be provided by Asia Netcom and its Subsidiaries in consultation with the Board of Directors of EAN Network in accordance with the terms and conditions of this Agreement.

      B.    SPECIFIC SERVICES

            The specific services that Asia Netcom and its Subsidiaries will provide are as follows:

            - Provide coverage and advocacy on international, federal, state and local governmental issues affecting EAN Network's business operations.

            - Oversee EAN Network's regulatory filings in respect of its Type I telecommunications business licenses.

            -     Additional services may be included upon agreement of both
                  Parties.

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

                                   Schedule 1

                               SERVICE SCHEDULE 2

                                TREASURY SERVICES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide treasury services to EAN Network and its Subsidiaries in consultation with EAN Network's Board of Directors, including cash management, risk management, short and long-term borrowings, investment of benefit trusts, arrangement of credit facilities and coordination with credit rating agencies, all in accordance with the terms and conditions of this Agreement.

      B.    SPECIFIC SERVICES

            The specific services that Asia Netcom and its Subsidiaries will provide are as follows:

            1.    CASH MANAGEMENT

                  - Poll daily bank account balances for EAN Network's banks and perform cash position.

                  - Post EAN Network's cash desk activity to EAN Network's general ledger.

                  - Provide reporting on short-term borrowings and investments and interface with EAN Network's general ledger.

                  - Support EAN Network's bank accounts, including opening, closing and modifying accounts at the request and approval of EAN Network.

                  -     Pay EAN Network bank fees.

                  - Obtain bank credit lines for EAN Network's letter of credit needs.

                  - Structure/maintain efficient bank network with banks and analyze bank service needs.

            2.    RISK MANAGEMENT

                  - Administering risk management, safety and claim services.

                  -     Monitoring and managing counter party risk.

                                   Schedule 2

                  - Negotiation and acquisition of insurance coverage, including, but not limited to, property and business interruption casualty (including worker's compensation), directors', officers' and other liability coverage.

                  -     Risk, safety and claim vendor selection and oversight.

                  -     Risk, safety and claim processes and measurements.

                  - Additional services may be included upon agreement of both parties.

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

                                   Schedule 2

                               SERVICE SCHEDULE 3

               FINANCIAL SERVICES, REPORTING, RESEARCH AND LEDGER

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide financial reporting, advising and auditing services to EAN Network and its Subsidiaries in consultation with EAN Network's Board of Directors, all in accordance with the terms and conditions of this Agreement. These services will include payroll, accounts payable, external audit coordination, and other governmental reporting and financial research.

      B.    SPECIFIC SERVICES

            The specific services that Asia Netcom and its Subsidiaries will provide are as follows:

            1.    FINANCIAL SERVICES

                  - Preparation and distribution of employees payroll checks.

                  - Payment of related taxes, garnishment and other deductions to appropriate parties.

                  -     Preparation and filing of employer tax returns.

                  - Processing and paying invoices and purchase orders, including input into the accounts payable system.

                  - Processing travel vouchers and balancing travel advance accounts.

                  - Recording all payments and maintaining all related files.

                  - Preparing all checks for vendor payment and employees reimbursement.

                  - Processing and paying employees travel and entertainment expense reports.

                  - Preparing and circulating weekly and monthly standard reports.

                  - Preparing special reports on a timely basis and responding to all inquiries for research and analysis.

                                   Schedule 3

                  -     Preparing documentation for inter-company billing.

            2.    FINANCIAL CONSOLIDATIONS AND REPORTING

                  - Preparing quarterly, annual and any other required governmental reports.

                  - Monthly consolidation of EAN Network's financial statements.

                  - Assist in the preparation of EAN Network's annual report and earnings releases, if applicable.

                  - Preparing monthly reporting of results of operations for distribution to EAN Network's Board of Directors.

                  - Assisting EAN Network in the preparation of reports to committees of its Board of Directors (e.g., Audit Committee and Compensation Committee).

            3.    FINANCIAL RESEARCH

                  - Evaluating and coordinating EAN Network's compliance with new regulatory requirements

                  - Assisting EAN Network in responding to accounting regulatory bodies regarding their solicitation of comments on proposed Laws and Regulations.

                  -     Preparing other governmental reports.

                  -     Coordinating external audit services.

            4.    HEADQUARTERS LEDGER SERVICES

                  - Maintaining a general ledger for holding company and accounting for debt, stock and inter-company transactions at the holding company level.

                  - Additional services may be included upon agreement of both parties.

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

                                   Schedule 3

                               SERVICE SCHEDULE 4

                         INFORMATION TECHNOLOGY SERVICES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide Information Technology services to EAN Network and its Subsidiaries in consultation with EAN Network's Board of Directors to enable EAN Network and its Subsidiaries to attain its business objectives of developing, implementing, operating and supporting Information Technology requirements, all in accordance with the terms and conditions of this Agreement.

      B.    SPECIFIC SERVICES

            The specific services that Asia Netcom and its Subsidiaries will provide are as follows:

            1.    Basic Maintenance.

            2.    Operational Continuity.

                  - Asia Netcom will provide regular updates on the status of work, activity levels, development work and overall spending. In addition, certain investment projects identified by EAN Network will be subject to Capital Expenditure review and approval policies, which will include scope, rate of return, functionality milestones reviews, etc.

            3.    Chief technical office services, including:

                  -     Enterprise architecture and design.

                  - Application technology, security and enterprise programs.

                  -     Information technology research and development.

                  -     Project management.

                  -     Network design, procurement and implementation.

                  - Enterprise and other information technology services previously provided by Asia Netcom Group, which includes the EAN Network employees assumed by Asia Netcom.

            4.    Enhancements.

                                   Schedule 4

            5.    Investment Projects.

            6. Negotiation of contracts with major vendors, including Global Marine, Alcatel, Lucent, Cisco, NEC and SAP.

II    SERVICE FEES

      Category 1 Fees, Category 2 Fees and Category 3 Fees.

                                   Schedule 4

                               SERVICE SCHEDULE 5

                     LEGAL AND CORPORATE SECRETARY SERVICES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide legal and corporate secretary services to EAN Network and its Subsidiaries in accordance with the terms and conditions of this Agreement. The services will include legal support to all business units of EAN Network.

      B.    SPECIFIC SERVICES

            The specific services that Asia Netcom and its Subsidiaries will provide are as follows:

            -     Providing general legal advice.

            - Providing Corporate Secretary services for EAN Network and the EAN Network Subsidiaries, including preparations for the annual meeting of shareholders, assistance with respect to shareholder resolutions and services relating to corporate governance matters.

            - Providing intellectual property law support for EAN Network and the EAN Network Subsidiaries.

            - Overseeing and articulating legal policy regarding litigation and regulatory compliance.

            - Additional services may be included upon agreement of both parties.

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

III   ADDITIONAL TERMS

      It is understood and agreed that the attorneys of Asia Netcom and its Subsidiaries providing legal services pursuant to this Agreement have been retained by EAN Network and its Subsidiaries for the express purpose of providing legal advice to EAN Network and its Subsidiaries and that their communication with EAN Network and its Subsidiaries will be subject to the attorney-client privilege to the extent permitted by law and by applicable ethical requirements. The parties agree that no conflict of interest between Asia Netcom and its Subsidiaries, on the one hand, and EAN Network and its Subsidiaries, on the other hand, currently exists with respect to the services being

                                   Schedule 5
provided. To the extent a conflict of interest arises Asia Netcom (for and on behalf of itself and its Subsidiaries) and EAN Network (for and on behalf of itself and its Subsidiaries) will discuss and resolve such conflict consistent with the principles and obligations of professional responsibility.

                                   Schedule 5

                               SERVICE SCHEDULE 6

                                  TAX SERVICES

I     DESCRIPTION OF TAX SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide comprehensive income and franchise tax services ("Tax Services") to EAN Network and its Subsidiaries as described herein in consultation with EAN Network's Board of Directors, all in accordance with the terms and conditions of this Agreement

      B.    TAX SERVICES

            The Tax Services that Asia Netcom and its Subsidiaries will provide to EAN Network and its Subsidiaries are as follows:

            1.    TAX RETURNS

                  - Prepare in accordance with all applicable laws and file on a timely basis all Returns of EAN Network and its Subsidiaries ("Returns" is defined for the purpose of this Service Schedule 6 to mean all income and franchise returns, reports and forms required to be filed by EAN Network and its Subsidiaries with any governmental authority).

            2.    TAX AUDITS

                  - Respond to any audit or other similar proceeding with respect to a Return of EAN Network or any of its Subsidiaries or any audit or other similar proceeding in which EAN Network or any of its Subsidiaries is included as a party.

            3.    TAX PLANNING

                  - Identify federal, state and international tax planning opportunities and implement tax strategies, as appropriate, and reviewing the tax implications of business operations and proposals.

                  - Advise on various tax planning opportunities including dividend repatriation, financial transactions, business operations and proposals.

                                   Schedule 6

                  - Asia Netcom and its Subsidiaries will interpret the meaning of "Tax Services" so as to insure that EAN Network and its Subsidiaries comply fully with all applicable tax laws. Asia Netcom and its Subsidiaries will perform each Tax Service for the purpose of minimizing, to the extent possible, the tax liabilities of EAN Network and its Subsidiaries.

                  - Additional services may be included upon agreement of both Parties.

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

                                   Schedule 6

                               SERVICE SCHEDULE 7

                 THIRD PARTY CONTRACT AND REIMBURSEABLE EXPENSES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will calculate and arrange for payment of the amounts listed in subparagraph B below, on behalf of EAN Network and its Subsidiaries, all in accordance with the terms and conditions of this Agreement.

      B.    SPECIFIC SERVICES

            -     Auditing Fee

            -     Maintenance of the Network

            -     Network and Facility Insurance

            -     Facility Management

            -     Cable Landing OA&M

            -     Tax consulting and filing fees

            -     Asset taxes

            -     Property taxes, etc.

II    SERVICE FEES

      Category 3 Fees.

                                   Schedule 7

                               SERVICE SCHEDULE 8

                       ENGINEERING AND OPERATION SERVICES

I     DESCRIPTION OF SERVICES

      A.    SCOPE

            Asia Netcom and its Subsidiaries will provide comprehensive Engineering and Operation Services on behalf of EAN Network and its Subsidiaries as described herein in consultation with EAN Network's Board of Directors, all in accordance with the terms and conditions of this Agreement.

      B.    SPECIFIC SERVICES

            - Asia Netcom and its Subsidiaries will perform Engineering and Operations Services on behalf of EAN Network and its Subsidiaries. In connection therewith, Asia Netcom (for and on behalf of itself and its Subsidiaries) agrees to provide all labor, equipment and miscellaneous materials and to do all things necessary to perform preventive, routine, emergency and corrective maintenance on the Network, including, but not limited to the equipment set forth on Attachment 1 to this Service Schedule 8 (hereafter the "Services"). The Services shall include all labor necessary for (i) the proper operation and maintenance of the Network; (ii) capacity planning; (iii) delivery of capacity to Persons; (iv) network systems engineering, architecture and operations/integration testing and troubleshooting; and (v) the proper operation and maintenance of the HVAC systems, main entry power switchgear, emergency generators and transfer switches, UPS systems and batteries, and fire protection components associated with the Network. The standard of care for all Services performed or furnished by Asia Netcom and its Subsidiaries under this Service Schedule shall be in accordance with the average standards applicable to members of Asia Netcom's profession.

            - Where EAN Network or its Subsidiary is under current contract with other suppliers for the operation and/or maintenance of the Network and its components, Asia Netcom or its Subsidiary will assume management of those contracts on behalf of EAN Network of its respective Subsidiary .

            - In order to provide the Services contemplated under this Service Schedule, Asia Netcom or its respective Subsidiary, at its option, may acquire, at book value, certain assets (to be specifically identified in writing between the Parties) from EAN Network and its Subsidiaries which enable Asia Netcom or its respective

                                   Schedule 8

                  Subsidiary to integrate use of those assets with the assets of Asia Netcom and its Subsidiaries in order to achieve efficiencies in providing the Service to EAN Network and its Subsidiaries. Among the assets that are subject to transfer may include certain Network assets, test-lab assets and infrastructure assets (including the network operations center in Singapore).

            - EAN Network and its Subsidiaries shall not enter into any service level commitments with any Person that could require compliance by Asia Netcom or any of its Subsidiaries under this Service Schedule, without the prior consent of Asia Netcom (for and on behalf of itself or its Subsidiary), which consent will not be unreasonably withheld.

            - Within the leasing term of three year, EAN Network or its respective Subsidiary will assign to Asia Netcom or its respective Subsidiary, at no charge to Asia Netcom or such Subsidiary, all necessary or appropriate third-party licenses and agreements currently used by EAN Network or any of its Subsidiaries in the operations, maintenance and management of the Network. EAN Network and its respective Subsidiary will be responsible for obtaining the consents of third parties and for paying any assignment fee, transfer fee or other costs in connection with the assignment of such licenses and agreements to Asia Netcom.

            - Each Party and its Subsidiaries will not have any interest in any proprietary specifications, designs, patents, plans, drawings, software, processes and procedures, or other technical and business information of or developed independently by the other Party and its Subsidiaries (the "Other Party Network Information") disclosed to the first Party or any of its Subsidiaries in connection with the Agreement. The other Party (for and on behalf of itself and its Subsidiaries) will grant to the first Party (for and on behalf of itself and its Subsidiaries) a nonexclusive, nontransferable, royalty-free license (without the right to sublicense, except to Subsidiaries) to use such Other Party Network Information during the Term, but only in connection with the performance or receipt of the Services.

            - Integration. If at a future time it is desirable to integrate the Network with another cable system or an extension of the Network, the terms and conditions of such integration shall be decided by mutual consent of the Parties (for and on behalf of themselves and their respective Subsidiaries).

II    SERVICE FEES

      Category 1 Fees and Category 3 Fees.

                                   Schedule 8

                               SERVICE SCHEDULE 8

                                  ATTACHMENT 1

                                  SCOPE OF WORK

Asia Netcom and its Subsidiaries will provide the following Services on behalf of EAN Network and its Subsidiaries with respect to the Network:

A.    PROVISIONING

      1. Work with Asia Netcom's Service Delivery Department to ensure timely installation/provisioning of customers.

      2. Perform local testing and commissioning of circuits which are activated on the Network.

      3. Perform all field activities related to provisioning of capacity on the Network.

      4. Establish, commission and test circuits such that the path performance meets/exceeds the standard technical or industry requirements.

B.    DEACTIVATION

      1. Work with Asia Netcom's Service Delivery Department during customer deactivations.

      2.    Perform all field activities related to deactivation of circuits.

C.    SYSTEM INVENTORY AND SYSTEM SPARES MANAGEMENT

      1. Manage the inventory and maintain the integrity of Network equipment spares, as required to maintain accurate Network inventory.

      2. Work with suppliers relating to repair and return of Network system spares.

      3.    Perform periodic inventories of Network system spares.

      4. Perform periodic audits of the installed boards and equipment to support the process of capacity/Configuration Management.

                                   Schedule 8

D.    TRANSMISSION EQUIPMENT MAINTENANCE

      1. Work with the Asia Netcom's Network Operation Center ("ANOC"), utilizing existing Operation Interfaces in resolving faults with respect to the Network.

      2. Perform preventive maintenance and corrective maintenance on transmission equipment.

      3.    Preventive maintenance including, without limitation, the following:

            a. Inspect transmission equipments and document the status of each.

            b. Schedule and perform routine preventive maintenance of all transmission equipment.

            c. Track and report routine preventive maintenance of all transmission equipment.

            d.    Meet all supplier preventive maintenance requirements.

      4.    Corrective maintenance including, without limitation, the following:

            a.    Perform corrective maintenance of all transmission equipment.

            b. Track and report all corrective maintenance of all transmission equipments.

            c. Replace all faulty boards and reset equipment to performance level specifications.

            d. Install work-around solutions approved by the suppliers when necessary to ensure customer network continuity.

            e. Escalate faults to the supplier, when necessary, in a timely fashion and cooperate with such suppliers to resolve such faults.

            f. Assist suppliers in their diagnosis of faults, and in access to the cable station and telehouse when faults are escalated to suppliers.

      5. Respond to all telecommunications management network (TMN) Alarms in coordination with the ANOC in resolving faults.

E.    SUBSEA CABLE LAND SECTION MAINTENANCE

      1. Perform preventive maintenance and corrective maintenance on subsea cable land section.

      2.    Preventive maintenance including, without limitation, the following:

                                   Schedule 8

            a.    Manage the performance of preventive maintenance.

            b. Manage the performance of any necessary testing to further investigate any loss of performance or suspected cable damage to the fibers in an optical section.

      3.    Corrective maintenance including, without limitation, the following:

            a.    Locate fault(s) on the cable.

            b. Manage the repair of all faults within the specified cable section.

            c. Manage the performance of all necessary testing to determine the fault location.

            d.    Manage the performance of all necessary testing after repairs.

F.    RESTORATION

      1. Assist in developing short and long-term system restoration plans and disaster recovery plans.

      2. Monitor implementation and normalization of system restoration plans.

      3.    Support restoration plans and operations.

G.    FACILITIES MAINTENANCE

      1. Perform inspections of all areas of all sites of the cable station, including interior and exterior of the building, grounding, power equipment, and air conditioning where applicable.

      2. Inspect internal and external appearances and conditions of cable station where applicable.

      3.    Manage site repairs and modifications where applicable.

      4.    Manage site cleaning for all parts of cable station.

      5. Provide access to the sites (cable station and telehouse) to customers and approved third party contractors, as necessary.

      6. Perform inspections to ensure that power equipment, grounding, and air conditioning at the telehouse are functioning at optimum levels for the proper operation of all telecommunications equipment.

                                   Schedule 8

H.    AIR CONDITIONING

      1. Perform inspections to ensure that air conditioning systems at cable Stations are functioning at optimum levels for the proper operation of all telecommunications equipments.

      2. Manage the repair of all air conditioning system malfunctions at cable stations.

      3. Ensure operational personnel at cable stations have immediate access to services and emergency services of local air conditioning technician in the event of an air conditioning system malfunction.

      4. Ensure proper tests and inspections are performed at cable stations so that contractual warranties with respect to all air conditioning systems are kept valid.

I.    POWER EQUIPMENT

      1. Perform timely inspections to ensure that power equipments at all sites (cable stations and telehouses) are working at optimum levels to prevent loss of power or disruption of service.

      2. Manage the repair of all power system malfunctions at all sites (cable station and telehouse).

      3. Ensure operational personnel at all sites (cable stations and telehouses) have immediate access to services and emergency services of local power technician in the event of a power system malfunction.

      4. Ensure proper tests and inspections are performed at all sites (cable stations and telehouses) so that contractual warranties with respect to all power systems are kept valid.

J.    SECURITY SYSTEM EQUIPMENT

      1.    Manage the performance of all physical security.

      2. Perform inspections to ensure all security system equipments are adequate for all sites (cable stations and telehouses) on both in and out of normal working hours.

      3. Manage the repair of all security system malfunctions at all sites (cable stations and telehouses).

      4. Ensure operational personnel at all sites (cable stations and telehouses) have immediate access to services and emergency services of local security system technician in the event of a security system malfunction.

                                   Schedule 8

      5. Ensure proper tests and inspections are performed at all sites (cable stations and telehouses) so that contractual warranties with respect to all security systems are kept valid.

K.    OPERATIONS ADMINISTRATION

      1.    Manage the receipt, filing and updating of technical documentation.

      2. Survey and select third parties for the provision of specialized maintenance.

      3. Secure necessary work permits with local government and commercial power firms.

                                   Schedule 8

                                                                  EXECUTION COPY

                               AMENDMENT NO. 1 TO

                          MANAGEMENT SERVICES AGREEMENT

      This AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT is made and entered into this 6th day of October, 2004, by and between ASIA NETCOM CORPORATION LIMITED, a company formed and validly existing under the laws of Bermuda ("Asia Netcom") and EAST ASIA NETCOM LTD., a company formed and validly existing under the laws of the Bermuda ("EAN Network"). Asia Netcom and EAN Network are sometimes hereinafter referred to as collectively, the "Parties".

      WHEREAS, Asia Netcom and EAN Network entered into a certain management services agreement (the "Management Services Agreement") dated June 30, 2004;

      WHEREAS, Asia Netcom and EAN Network desire to make certain amendments to the Management Services Agreement relating to term and termination.

      NOW THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree that Section 9.1, or "Term and Termination--Term", of the Management Services Agreement, shall be deleted in its entirety and replaced with the following:

      "Section 9.1 Term. This Agreement shall be effective upon the Effective Date commencing on the Effective Date and shall continue in full force and effect until December 31, 2006, to be extended thereafter by mutual agreement of the Parties (the "Term"). Any such extension is subject to the transactions contemplated under this Agreement complying with the relevant provisions of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited governing connected transactions at the time of the extension and that The Stock Exchange of Hong Kong Limited granting a waiver from the announcement and independent shareholders' approval requirements with respect to the transactions contemplated under this Agreement, where necessary."

      IN WITNESS WHEREOF, the Parties have executed this Amendment No.1 to Management Services Agreement as of the date first written above.

ASIA NETCOM CORPORATION LIMITED            EAST ASIA NETCOM LTD.

By: /s/ Sun Wenlong                     By: /s/ Gregory Freiberg
    -----------------------                    -----------------------
Name: Sun Wenlong                          Name: Gregory Freiberg